Calculation of Filing Fee Tables
S-8
TELEDYNE TECHNOLOGIES INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.01 per share	Other	1,000,000	$ 623.92	$ 623,920,000.00	0.0001381	$ 86,163.35
Total Offering Amounts:						$ 623,920,000.00		$ 86,163.35
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 86,163.35
Offering Note
[1]	In accordance with Rule 416(a) under the Securities Act of 1933, as amended ("Securities Act"), this registration statement on Form S-8 shall be deemed to cover any additional securities that may from time to time be offered or issued under the Teledyne Technologies Incorporated 401(k) Plan (the "401(k) Plan") to prevent dilution resulting from stock splits, stock dividends, share combinations or similar recapitalizations or transactions. In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the 401(k) Plan. Consists of 1,000,000 shares of Common Stock, par value $0.01 per share ("Common Stock"), that may from time to time be issued or acquired by the 401(k) Plan. Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices per share of Common Stock as reported on The New York Stock Exchange on July 17, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources